Exhibit 10.2

RECRO PHARMA, INC.

2018 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

1. Purpose. The Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan1 is intended as an additional incentive to current and prospective employees, consultants and directors of the Company to enter into or remain in the service or employ of the Company or any Affiliate and to devote themselves to the Company’s success, and to encourage the creation of shareholder value. Under the Plan, the Company may provide such persons with opportunities to acquire or increase their interests in the Company through options to purchase the Company’s Common Stock, grants of stock appreciation rights and awards of the Company’s Common Stock. Under the Plan, the Company may grant (i) ISOs, (ii) Nonqualified Options, (iii) Stock Appreciation Rights, (iv) Stock Awards, (v) Restricted Stock Awards and (vi) Restricted Stock Units.

2. Term of Plan. The Plan was originally adopted by the Board of Directors on October 8, 2013, and is amended and restated as of March 22, 2018.

3. Definitions. Capitalized terms not otherwise defined in the Plan shall have the following meanings:

“Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code.

“Award” means any Option, SAR, Restricted Stock or Restricted Stock Unit granted pursuant to the terms of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” for termination of employment or service shall have the meaning ascribed thereto in the Recipient’s employment or service agreement or, in the absence of such a definition, shall mean:

(i) Conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or an Affiliate;

(ii) Conduct that has caused demonstrable and serious injury to the Company or an Affiliate, monetary or otherwise;

(iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Board;

(iv) Breach of duty of loyalty to the Company or an Affiliate or other act of fraud or dishonesty with respect to the Company or an Affiliate; or

(v) Violation of the Company’s code of conduct.

The definition of Cause set forth in the Recipient’s employment or service agreement with the Company or any of its Affiliates shall control if such definition is different from the definition of Cause set forth herein.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any particular section of the Code shall include any successor section.

“Common Stock” means the Common Stock, par value $0.01, of the Company.

“Company” means Recro Pharma, Inc., a Pennsylvania corporation.

“Covered Employee” means a Recipient who is a Covered Employee as defined in Section 162(m) of the Code for the tax year of the Company with regard to which a deduction in respect of such person’s Award would be allowed.

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The Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan amends and restates the 2013 Equity Incentive Plan that was originally adopted by the Board of Directors on October 8, 2013, as amended and restated by the Amended and Restated Equity Incentive Plan as of April 1, 2015.

“Disability” means, as determined by the Board, (a) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months or (b) Recipient’s becoming disabled within the meaning of section 22(e)(3) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock on any day means the officially-quoted closing selling price of the stock on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the NASDAQ Capital Market) for the applicable trading day.

“Grant Date” means the effective date on which an Option is granted to an Optionee under the Plan.

“ISO” means an Option granted under the Plan that is intended to qualify as an incentive stock option within the meaning of section 422(b) of the Code.

“Nonqualified Option” means an Option granted under the Plan that is not intended to qualify as an ISO.

“Option” means an option to purchase Common Stock granted under the Plan, which may be designated as either an ISO or a Nonqualified Option.

“Option Documents” means written documents in such form as approved from time to time by the Board, which shall be given to Optionees and shall set forth the terms and conditions of Options granted to Optionees under the Plan.

“Optionee” means an employee, consultant or director to whom an Option is granted under the Plan.

“Option Price” means the price at which Option Shares may be purchased under the terms of an Option.

“Option Shares” means the shares of Common Stock that may be purchased by an Optionee upon exercise of an Option.

“Performance Goals” means goals and objectives established by the Board, in its sole discretion, as contingencies for Awards to vest and/or become exercisable or distributable based on such criteria and objectives as the Board may select from time to time, subject to the limitations of Section 162(m) of the Code, including, without limitation, the performance of the Recipient, the Company, one or more of its Affiliates or divisions or any combination of the foregoing.

“Plan” means the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan.

“Recipient” means an employee, consultant or director to whom an Option, Stock Award, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit is granted under the Plan.

“Restricted Stock Award” means a grant of shares under this Plan that is subject to the restrictions under Section 8.

“Restricted Stock Unit” means a contractual right underlying an Award granted under Section 8 that is denominated in shares, which unit represents a right to receive a share (or the value of a share) upon the terms and conditions set forth in the Plan and the applicable Agreement.

“Retirement” means the date that the Recipient reaches age seventy (70).

“SAR Shares” means the shares of Common Stock that may be issued in connection with the Company’s payment upon the exercise of a Stock Appreciation Right.

“Separation from Service” means, with respect to a Recipient who is an employee of the Company or an Affiliate, the termination of employment with the Company and all Affiliates that constitutes a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h)(1), (ii) with respect to a Recipient who is a consultant of the Company or an Affiliate, the expiration of his contract or contracts under which services are performed that constitutes a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h)(2), or (iii) with respect to a Recipient who is a non-employee director of the Company or an Affiliate, the date on which such non-employee director ceases to be a member of the Board (or other applicable board of directors) for any reason.

“Stock Appreciation Right” means a Recipient’s right to receive from the Company, in SAR Shares, cash or a combination thereof, an amount in excess, if any, of (i) if the Stock Appreciation Right is granted in connection with an Option, the Fair Market Value of such Option Shares on the date of surrender of such Option Shares over the Option Price of such surrendered Option Shares, or (ii) if the Stock Appreciation Right is granted on a stand-alone basis, the Fair Market Value of the Common Stock on the date of exercise over the initial basis of the Stock Appreciation Right as determined under the Stock Appreciation Right Agreement provided the initial basis shall be at least the Fair Market Value of the Common Stock on the date of grant.

“Stock Appreciation Right Agreement” means the agreement between the Company and Recipient pursuant to which a Stock Appreciation Right is granted.

“Stock Award” means the award of Common Stock granted to a Recipient under the Plan.

“Stock Award Shares” means shares of Common Stock which are issued pursuant to a Stock Award under the Plan.

4. Administration. The Plan shall be administered by a committee of Board members, which may consist of “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. To the extent that a committee or subcommittee administers the Plan, references in the Plan to the “Board” shall be deemed to refer to the committee or subcommittee.

The Board shall from time to time at its discretion grant Awards pursuant to the terms of the Plan. The Board shall have plenary authority to determine the Recipients to whom and the times at which Awards shall be granted, and the form and substance of Awards made under the Plan to each Recipient, and the conditions and restrictions, if any, subject to which such Awards will be made (which need not be identical for all Recipients) thereof, subject, however, to the express provisions of the Plan. In making such determinations the Board may take into account the nature of the Recipient’s services and responsibilities, the Recipient’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Board of any provision of the Plan or of any Award granted under it shall be final, binding and conclusive. Notwithstanding the foregoing, the Board shall not take any of the following actions without shareholder approval, except as provided in Section 12: (i) reduce the exercise price following the grant of an Option or SAR; (ii) exchange an Option or SAR which has an exercise price that is greater than the Fair Market Value of a Share for cash or Shares; or (iii) cancel an Option or SAR in exchange for a replacement option or another Award with a lower exercise price.

No member of the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. No member of the Board shall be liable for any act or omission of any other member of the Board or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such member’s duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, and (iii) any transaction from which the member derived an improper personal benefit.

In addition to such other rights of indemnification as he may have as a member of the Board, and with respect to the administration of the Plan and the granting of Awards under it, each member of the Board shall be entitled without further action on his part to indemnification from the Company for all expenses (including the amount of any judgment and the amount of any approved settlement made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards under it in which he may be involved by reason of his being or having been a member of the Board, whether or not he continues to be such member of the Board at the time of the incurring of such expenses; provided, however, that such indemnification shall not include any expenses incurred by such member of the Board: (i) in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties as a member of the Board; or (ii) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Board unless within five days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member of the Board would be entitled to as a matter of law, contract or otherwise.

5. Eligibility. All employees of the Company or its subsidiary Affiliates (who may also be officers or directors of the Company or its Affiliates) shall be eligible to receive Stock Awards, Stock Appreciation Rights, Restricted Stock Awards or Restricted Stock Units and Options hereunder, and such Options may be either ISOs or Nonqualified Options. All non-employee directors of the Company and all consultants or advisory board members providing services to the Company shall be eligible to receive Nonqualified Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Awards and Restricted Stock Units hereunder. All employees of the Company’s parent Affiliates (who may also be officers of the parent Affiliate) shall be eligible to receive grants of Stock Awards.) The Board, in its sole discretion, shall determine whether an individual qualifies as an employee, consultant or Recipient. A Recipient may receive more than one Award of Options, Stock Appreciation Rights, Stock Awards, Restricted Stock or Restricted Stock Units. No member of the Board shall vote as a member of the Board with respect to the grant of any Award to himself or herself, except in the case when grants are being made to all similarly situated Board members on the same terms and conditions. In cases in which abstention is required by the foregoing sentence, the affirmative vote of a majority of the remaining members of the Board (or of the sole remaining member of the Board) shall constitute the action of the Board.

6. Shares Available for Awards. Except as provided in Section 12, the aggregate maximum number of shares of Common Stock (the “Shares”) that may be issued pursuant to the Plan is Seven Million Thirty-Six Thousand Seven Hundred Thirty-Seven (7,036,737), inclusive of Shares subject to Awards issued under prior versions of the Plan that remain outstanding as of the effective date of the Plan (the “Reserved Shares”). On the 1st of December of each year, the number of Reserved Shares may be increased by the Board, without the necessity of further approval from the Shareholders, by an amount not greater than five percent (5%) of the Company’s issued and outstanding capital stock, or such lower amount as determined by the Board in its sole discretion. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires, lapses, terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan unless, in the case of Options granted under the Plan, related SARs are exercised.

With respect to SARs that are settled in Common Stock, upon settlement, only the number of shares of Common Stock delivered to a Recipient upon the exercise of the SARs shall count against the number of Shares issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.

Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company (“Substitute Awards”) shall not reduce Shares available under Plan. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect such acquisition) may be used for Awards under this Plan and shall not reduce the number of Shares available under this Plan, except as required by the rules of any applicable stock exchange.

To the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as “performance-based compensation,” the following individual Recipient limitations shall apply: the maximum number of shares of Common Stock subject to any Award for which the grant of such Award is subject to the attainment of Performance Goals in accordance with Section 8, which may be granted under this Plan during any fiscal year of the Company to each Recipient shall be 400,000 shares per type of Award (which shall be subject to increase or decrease pursuant to Section 12), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 1,000,000 (which shall be subject to increase or decrease pursuant to Section 12) during any fiscal year of the Company.

7. Option Shares, SAR Shares and Stock Award Shares. Options granted pursuant to the Plan shall be evidenced by Option Documents in such form as the Board shall from time to time approve, which Option Documents shall specify whether the Option is intended to be an ISO or a Nonqualified Option for federal income tax purposes. An Option shall only be an ISO to the extent it does not exceed the limitation set forth in subsection 7(c) below, is described as an ISO in the Option Document, and is granted to a person who is an employee of the Company or an Affiliate on the Grant Date. All Option Documents shall comply with and be subject to the following terms and conditions and with any other terms and conditions (including vesting schedules for the exercisability of Options) the Board shall from time to time provide that are not inconsistent with the terms of the Plan.

(a) Option Price. Each Option Document shall state the “Option Price” at which Option Shares may be purchased, which in no event shall be less than the Fair Market Value of the Common Stock on the Grant Date, provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under section 424(b) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Option Shares on the Grant Date.

(b) Medium of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Option Document may provide and in accordance with such other procedures for the exercise of Options as the Board may establish from time to time. The method or methods of payment of the Option Price to be paid upon exercise of an Option shall be determined by the Board and set forth in the Option Document, and may consist of (i) cash, (ii) certified check payable to the order of the Company, (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) shares of Common Stock previously acquired by the Optionee, as permitted in the discretion of the Board, (v) reduction in the number of shares of Common Stock otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate Option Price at the time of exercise (a so-called “cashless exercise”), or (vi) such other mode of payment as permitted for the issuance of shares under the Pennsylvania Business Corporation Law, as amended, and approved by the Board, or any combination of the foregoing methods of payment. Payment of the Option Price by a method other than cash shall be subject to such restrictions and limitations as set forth in the Option Document.

(c) Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains. In no event shall the aggregate Fair Market Value of the Option Shares (determined on the Grant Date) with respect to which an ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive equity plans of the Company or its Affiliates) exceed $100,000.

(d) Issuance of Option Shares. Subject to the provisions of this Section 7, the Company shall effect the issuance of Option Shares purchased under an Option as soon as practicable after the exercise thereof, payment of the Option Price thereof and compliance with any requirements for the withholding of income taxes. No Recipient or other person exercising an Option shall have any of the rights of a shareholder of the Company with respect to Option Shares purchased as a result of such exercise until due exercise and full payment has been made and the requirements of Section 7 have been satisfied. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased.

(e) Termination of Options. No Option shall be exercisable after the first to occur of the following:

(i) Expiration of the Option term specified in the Option Document, which shall not exceed ten years from the date of grant (or, in the case of an ISO, five years from the date of grant if, on such date the Optionee owns, directly or by attribution under section 424(b) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate).

(ii) Expiration of one year from the date the Optionee’s employment with the Company or its Affiliates terminates by reason of the Optionee’s Disability or death.

(iii) Expiration of three months (or such shorter period as the Board may select) from the date the Optionee’s employment with the Company or its Affiliates terminates, unless such termination was due to Disability, death or termination for Cause.

(iv) Immediately upon the date the Optionee’s employment or service with the Company or its Affiliates terminates, if the Board finds, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been discharged from employment or service with the Company or an Affiliate for Cause. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price.

(v) The date, if any, set by the Board under terms specified in an Option Document to be an accelerated expiration date in the event of a “Change in Control” (as defined in Section 9 below), provided an Optionee who holds an Option is given advance written notice.

(f) Extension of Time to Exercise. The Board may, if it determines that to do so would be in the Company’s best interests, provide in a specific case or cases to extend the period of time that a Nonqualified Option may be exercised by Optionee whose employment with the Company and its Affiliates has terminated, provided that the time to exercise an Option shall in no event be extended beyond the original term of the Option as set forth in subsection 7(e)(i).

(g) Sale or Reorganization. If the Company is merged or consolidated with another corporation, or if the property or stock of the Company is acquired by another corporation, and if the Options are not accelerated as provided in subsection 7(e) above, the Board shall be authorized to substitute the Options issued under the Plan with options to acquire stock of the merged, consolidated or acquiring corporation, which substitution of options shall comply with the requirements of sections 424(a) and 409A of the Code.

(h) Transfers. No ISO granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the Optionee, such ISO may be exercised only by him.

(i) Other Provisions. The Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Board shall deem advisable.

(j) Amendment. Subject to the provisions of the Plan, the Board shall have the right to amend Option Documents issued to Optionee, subject to the Optionee’s consent if such amendment is adverse to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 12.

8. Restricted Stock and Restricted Stock Units. The Awards granted under this Section 8 are subject to such restrictions as the Board may impose (including, without limitation, any limitation on the right to vote shares underlying Restricted Stock Units or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate. Such Awards will be evidenced by an agreement containing the terms of the Awards, including, but not limited to: (i) the number of shares of Restricted Stock or Restricted Stock Units subject to such Award; (ii) the purchase price, if any, of the shares of Restricted Stock or Restricted Stock Units and the means of payment for the shares of Restricted Stock or Restricted Stock Units; (iii) the Performance Goals, if any, and level of achievement in relation to the Performance Goals that shall determine the number of shares of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested; provided, however, that any such Performance Goals shall comply with Section 162(m) of the Code; (iv) such terms and conditions of the grant, issuance, vesting and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined from time to time by the Board; (v) restrictions on transferability of the Restricted Stock or Restricted Stock Units; and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the

Board. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(a) Without limiting the foregoing, and except as otherwise revised in the Award agreement documenting a service-based Restricted Stock Unit Award (“RSUs”), the following general rules will apply to outstanding RSUs at the time of Separation from Service:

(i) In the event of Separation from Service for Cause, all outstanding RSUs will immediately terminate and be forfeited.

(ii) In the event of Separation from Service due to death or Retirement of the Recipient while employed by the Company or any of its Affiliates, or the termination of service of the Recipient due to Disability (whether or not a Separation from Service), then an amount of unvested RSUs shall vest equal to a percentage, the numerator of which equals the number of days that has elapsed as of the date of death or Retirement or the date on which such Disability commenced (such date to be determined by the Board in its sole discretion) in the vesting restriction period for each applicable vesting tranche, and the denominator of which equals the total number of days in each such vesting restriction period, rounded down to the nearest whole Share. All vested RSUs will be paid in accordance with the payment provisions set forth in this Plan.

(iii) In all other events of Separation from Service, to the extent not previously paid, the Recipient shall be paid any vested RSUs in accordance with the payment provisions of Section 8(c), and all unvested RSUs shall immediately terminate and be forfeited.

(b) Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Board may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares underlying a Restricted Stock Award, such certificate will be registered in the name of the Recipient and bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares.

(c) Restricted Stock and Restricted Stock Unit Awards shall (subject to satisfaction of any purchase price requirement) be transferred or paid to the Recipient as soon as practicable following the Award date or the termination of the vesting or other restrictions set forth in the Plan or the Award and the satisfaction of any and all other conditions of the Award applicable to such Restricted Stock or Restricted Stock Unit Award (the “Restriction End Date”), but in no event later than two and one-half (2 1⁄2) months following the end of the calendar year that includes the later of the Award date or the Restriction End Date, as the case may be. In the event a Recipient terminates service with the Company due to a Disability, then the Recipient’s vested Restricted Stock Units shall be paid to the Recipient within thirty (30) days of the Board’s determination of Disability. Notwithstanding any of the foregoing, to the extent that the provisions of any Award for Restricted Stock Units require, distributions of stock under circumstances that constitute a “deferral of compensation” shall conform to the applicable requirements of Section 409A of the Code, including, without limitation, the requirement that a distribution to a Recipient who is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) which is made on account of the specified employee’s Separation from Service shall not be made before the date which is six (6) months after the date of Separation from Service.

9. Change of Control. Unless otherwise provided in a Recipient’s employment or service agreement, in the event of a Change in Control (as defined below), the Board may take whatever action with respect to Awards it deems necessary or desirable, including, without limitation, accelerating the vesting of an Award, terminating an Award or redeeming an Award. If Options or Stock Appreciation Rights granted pursuant to the Plan are accelerated, such Options and Stock Appreciation Rights shall become immediately exercisable in full.

(a) Unless otherwise defined in a Recipient’s employment agreement, a “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

(i) Any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act or any successors thereto) becomes the “beneficial owner” (as that term is used in Section 13(d) of the Exchange Act or any successor thereto), directly or indirectly, of 50% or more of the Company’s capital stock entitled to vote in the election of directors, excluding any “person” who becomes a “beneficial owner” in connection with a Business Combination (as defined in paragraph (iii) below) which does not constitute a Change in Control under said paragraph (iii);

(ii) Persons who on the effective date of the plan of reorganization of the Company (the “Commencement Date”) constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof; provided that, any person becoming a director of the Company subsequent to the Commencement Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors; but provided further that, any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(iv) the liquidation or dissolution of the Company.

In addition, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a change in ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

10. Grant of Stock Appreciation Rights.

(a) General. The Board shall have authority to grant Stock Appreciation Rights under the Plan. Subject to the satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or any Stock Appreciation Right Agreement, a Stock Appreciation Right shall entitle the Recipient to surrender to the Company the Stock Appreciation Right in exchange for SAR Shares, cash or a combination thereof as herein provided, in the amount described in Section 10(c)(ii) hereof.

(b) Grant. Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan (“Tandem SARs”), in which case the exercise of the Stock Appreciation Right shall require the cancellation of a corresponding portion of the Option, and the exercise of an Option shall result in the cancellation of a corresponding portion of the Stock Appreciation Right. In the case of an Nonqualified Stock Option, Tandem SARs may be granted either at or after the time of grant of such Option and provided the SAR satisfies conditions under Treas. Reg. § 1.422-5(d)(3). In the case of an ISO, Tandem SARs may be granted only at the time of grant of such Option. A Stock Appreciation Right may also be granted on a stand-alone basis. The grant of a Stock Appreciation Right shall occur as of the date the Board determines. Each Stock Appreciation Right granted under this Plan shall be evidenced by a Stock Appreciation Right Agreement, which shall embody the terms and conditions of such Stock Appreciation Right and which shall be subject to the terms and conditions set forth in this Plan.

(c) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Board, including the following:

(i) Period and Exercise. The term of a Stock Appreciation Right shall be established by the Board. If granted in conjunction with an Option, such Tandem SAR shall have a term which is the same as the term for the Option and shall be exercisable only at such time or times and to the extent the related Options would be exercisable in accordance with the provisions of Section 7 of the Plan. A Stock Appreciation Right which is granted on a stand-alone basis shall be for such period and shall be exercisable at such times and to the extent provided in the Stock Appreciation Right Agreement. Stock Appreciation Rights shall be exercised by the Recipient’s giving written notice of exercise in form satisfactory to the Company specifying the portion of the Stock Appreciation Right to be exercised.

(ii) Amount. Upon the exercise of a Tandem SAR, a Recipient shall be entitled to receive an amount in cash, SAR Shares or both as determined by the Board or as otherwise permitted in the Stock Appreciation Right Agreement, equal in value to the excess of the Fair Market Value per share of an Option Share at the exercise date over the Option Price of such Option Shares multiplied by the number of Option Shares in respect of which the Stock Appreciation Right is exercised. In the case of a Stock Appreciation Right granted on a stand-alone basis, the Recipient shall be entitled to receive an amount in cash, SAR Shares or both as determined by the Board or as otherwise permitted in the Stock Appreciation Right Agreement, equal to the value in excess of the Fair Market Value of the Common Stock on the date of exercise of the Stock Appreciation Right over the initial basis of the Stock Appreciation Right as set forth in the Stock Appreciation Agreement which shall be at least the Fair Market Value of the Common Stock on the date of grant.

(iii) Non-transferability of Stock Appreciation Rights. Tandem SARs shall be transferable only when and to the extent that the related Option would be transferable under the Plan unless otherwise provided in an Agreement. No other Stock Appreciation Rights granted hereunder may be other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order.

(iv) Termination. Tandem SARs shall terminate at such time as the related Option would terminate under the Plan, unless otherwise provided in an Agreement as to a Nonqualified Option. All other Stock Appreciation Rights shall terminate as provided in the Stock Appreciation Right Agreement. No Stock Appreciation Right shall terminate more than ten years from the Grant Date.

(v) Incentive Stock Option. A Stock Appreciation Right granted in tandem with an ISO shall not be exercisable unless the Fair Market Value of the Common Stock on the date of exercise exceeds the Option Price. In no event shall any amount paid pursuant to the Stock Appreciation Right exceed the difference between the Fair Market Value on the date of exercise and the Option Price.

11. Grant of Stock Awards. Stock Awards will consist of shares of Common Stock transferred to Recipients, without payment or other consideration therefor. Stock Awards shall be subject to such terms and conditions as the Board determines appropriate, including without limitation, restrictions on sale or other disposition of such Stock Award Shares, and the rights of the Company to reacquire such Stock Award Shares upon termination of Recipients employment with the Company within specified periods, whether for Cause or otherwise.

12. Adjustments on Changes in Common Stock. In the event that any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company affects Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, the Board shall make such equitable adjustments in any or all of the following in order to prevent such dilution or enlargement of rights: the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 6), the number and kind of Awards or other property covered by Awards previously made under the Plan, and the exercise price of outstanding Options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the

Plan provided that no adjustment shall be made which will cause an ISO to lose its status as such or will cause any Option or Stock Appreciation Right to lose its status as exempt from Code Section 409A. Any adjustments made under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding any Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

13. Amendment and Termination of the Plan. The Board may terminate the Plan at any time, or amend the Plan from time to time in such manner as it may deem advisable. Notwithstanding the foregoing, any amendment which would change the class of individuals eligible to receive an Award, extend the expiration date of the Plan, or increase the maximum aggregate number of shares of Common Stock available for issuance under the Plan will only be effective if such action is approved by a majority of the outstanding voting stock of the Company within twelve months before or after such action.

14. Continued Employment. The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Recipient in the employ of the Company or an Affiliate, as a member of the Board, as an independent contractor or in any other capacity, whichever the case may be.

15. Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer an Award, the Company shall have the right to (a) require the recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Award or (b) take whatever action it deems necessary to protect its interests, including the right to deduct the amount required to be withheld from any payment of any kind otherwise due to the Recipient. If and to the extent permitted by the Board, a Recipient may satisfy applicable withholding requirements by the delivery to the Company of previously held shares of Common Stock or the withholding of Awards otherwise issuable to the Recipient.

16. General.

(a) Effective Date.  The Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board action to adopt the Plan unless terminated earlier.

(b) Other Plans. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the awarding of equity incentives otherwise than under the Plan. Unless otherwise provided by the Board in a written agreement between the Recipient and the Company or an Affiliate, except as may otherwise be provided for under a pension or welfare benefit plan subject to ERISA, the amounts deemed paid to a Recipient under the Plan shall not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit plan, program or policy of the Company or any Affiliate.

(d) Governing Law. The validity, construction, interpretation and effect of the Plan and Award agreements issued pursuant to the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

17. Compliance with 409A and ISO Requirements.

(a) Exemption from and Compliance with 409A. The Board shall administer, construe, and interpret the Plan, and exercise its authority and discretion, so that all Options, Stock Appreciation Rights, Stock Awards, Restricted Stock or Restricted Stock Units granted under the Plan satisfy the requirements for an exemption from or comply with Code Section 409A and that Options intended to be ISOs are eligible for that tax treatment. Notwithstanding any provision of this Plan to the contrary, all rights under this Plan shall be designed and administered to be exempt from Section 409A of the Code. To the extent that the Board or any governmental agency determines that any rights hereunder are subject to Section 409A of the Code, this Plan shall incorporate (or shall be amended to incorporate) the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code.

(b) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan, any Option Document, any Stock Appreciation Right Agreement, or terms of any Stock Award or Restricted Stock Unit in any respect the Board deems necessary or advisable to provide the Recipient with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to ISOs or to avoid additional income taxes and other consequences arising from nonqualified deferred compensation that is not exempt from or that does not comply with Code Section 409A and/or to bring the Plan and/or the Option, Stock Appreciation Right, Stock Award or Restricted Stock Unit granted under it into compliance with or qualification for exemption from Code Section 409A or, as to ISOs, eligibility for ISO tax treatment.

(c) No Obligation. Notwithstanding any other provision of the Plan, any Option Document, any Stock Appreciation Right Agreement, or terms of any Stock Award or Restricted Stock Unit the Company, any Affiliate, the Board, or any of their employees or agents, (i) shall have no obligation to take any action to prevent the assessment of any additional income tax, excise tax or penalty on any Recipient because of Code Section 409A and (ii) shall have no such liability to any Recipient for any such taxes or penalty.